EXHIBIT 5.1
[COOPER TIRE & RUBBER COMPANY LETTERHEAD]
August 10, 2009
Board of Directors
Cooper Tire & Rubber Company
701 Lima Avenue
Findlay, Ohio 45840
          Re: Registration Statement on Form S-3 filed by Cooper Tire & Rubber Company
Ladies and Gentlemen:
     I have acted as counsel for Cooper Tire & Rubber Company, a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (as may be amended or supplemented, the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”), relating to the sale by the selling stockholder named therein (the “Selling Stockholder”) from time to time, on a delayed basis, of up to 1,646,500 shares (the “Shares”) of the Company’s Common Stock, par value $1.00 per share. The Shares may be offered and sold from time to time by the Selling Stockholder pursuant to Rule 415 under the Securities Act.
     In rendering this opinion, I, or attorneys under my supervision, have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, I am of the opinion that the Shares are validly issued, fully paid and nonassessable.
     My examination of matters of law in connection with the opinion expressed herein has been limited to, and accordingly my opinion herein is limited to, the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law. I express no opinion with respect to the laws of any other jurisdiction.
     I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to me under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, I do not hereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ James E. Kline
James E. Kline
Vice President, General Counsel and Secretary